THE GAMCO INTERNATIONAL GROWTH FUND, INC.

                        EXHIBIT TO ITEM 77Q1(a)


                         ARTICLES OF AMENDMENT
                                  OF
                 GABELLI INTERNATIONAL GROWTH FUND, INC.


	Gabelli International Growth Fund, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office at One Corporate Center, Rye, New York 10580-1434, (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

	FIRST: The Articles of Incorporation of the Corporation filed with the State Department of Assessments and Taxation on May 25, 1994, as amended on April 29, 1999, is hereby amended by changing the name of the Corporation designated as "Gabelli International Growth Fund, Inc." to "GAMCO International Growth Fund, Inc."

	SECOND: The amendment was duly approved by a majority of the Corporation's entire Board of Directors at a meeting held November 16, 2005. This amendment is limited to a change expressly permitted by 2-605 of the Maryland General
Corporation Law to be made without action of the stockholders of the Corporation. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

THIRD: The amendment to the Articles of Incorporation of the Corporation as set forth above does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the shares that are the subject of name change.



	IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, acknowledges that, to the best of his knowledge, information and belief and under the penalties of perjury, all matters and facts contained herein are true in all material respects, as of this 22nd day of December, 2005.


ATTEST:			GAMCO INTERNATIONAL GROWTH FUND, INC.



/s/ James E. McKee	By: /s/Bruce N. Alpert
James E. McKee		Bruce N. Alpert
Secretary			President